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EXHIBIT 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Metropolitan Edison Company of our report dated February 25, 2004 relating to the financial statements, which appears in Metropolitan Edison Company's 2003 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 25, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Cleveland, Ohio

September 16, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM